Exhibit 99.1

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442
FOR IMMEDIATE RELEASE

Capstone Companies Announces Second Quarter 2016 Financial Results and Conference Call

DEERFIELD BEACH, FL, August 2, 2016 – Capstone Companies, Inc. (OTC: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, announced today that it will release its second quarter 2016 financial results after the close of financial markets on Monday, August 15, 2016.
The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company's financial results, as well as the Company's strategy and outlook, followed by a question-and-answer session.
Q2 2016 Financial Results Conference Call
Tuesday, August 16, 2016
10:30 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link available at: www.capstonecompaniesinc.com
A telephonic replay will be available from 1:30 p.m. ET the day of the call until Tuesday,
August 23, 2016.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13640937.  Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

For more information, contact:
Company: Investor Relations:
Aimee Gaudet                       Garett Gough, Kei Advisors LLC
Corporate Secretary                      (716) 846-1352
(954) 570-8889, ext 313                   ggough@keiadvisors.com
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